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[GE LOGO]                                    GE Commercial finance
                                             Healthcare Financial Services

                                             2 Bethesdo Metro Center, Suite 600
                                             Bethesdo, Maryland 20814
                                             U.S.A.

                                  April 4, 2007

                                  CONFIDENTIAL

Mr. Ron Zwanziger
Chief Executive Officer
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Mr. David Teitel
Chief Financial Officer
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Re:   Commitment Letter for $1.3 billion Senior Secured Credit Facility

Dear Gentlemen:

You have advised General Electric Capital Corporation ("GE Capital" or "Agent") and UBS Loan Finance LLC ("UBS", and together with GE Capital, "we", "us" or "our") that Inverness Medical Innovations, Inc. ("Innovations" or "you") is seeking, on behalf of certain of its subsidiaries to be determined (such subsidiaries are collectively referred to herein as the "Borrowers" and individually as a "Borrower"), up to $1.3 billion of financing (the "Financing")
(i) partially to finance the proposed all cash acquisition (the "Acquisition") by a subsidiary of Innovations ("Acquisition Co.") of all of the issued and outstanding stock (the "Shares") of BioSite Incorporated (the "Target"), (ii) to refinance existing indebtedness of Innovations and its subsidiaries and (iii) for general working capital purposes, capital expenditures, permitted acquisitions and other general corporate purposes as provided for in the definitive Financing documentation. It is further our understanding that the Acquisition shall be consummated by Acquisition Co. entering into a merger agreement (the "Acquisition Agreement") with the Target pursuant to which Acquisition Co. would merge with and into the Target. References herein to the "Transaction" shall include the Acquisition, the financings described herein and all other transactions related to the Acquisition and such financings.

You have advised us that, upon consummation of the Acquisition, the Target will become a wholly owned direct or indirect subsidiary of Innovations, and substantially all the existing indebtedness of the Target and its subsidiaries will be repaid. In addition, we anticipate that upon the closing of the Transaction that, in addition to the Financing, the capital structure of Innovations and its subsidiaries shall consist of: (i) approximately $14 million of equipment financing notes issued by Innovations, the Target and their respective subsidiaries and (ii) senior subordinated debt (the "Senior Subordinated Debt") issued or incurred by Innovations, the proceeds of which shall be used to partially finance the Acquisition.

Generol Electric Company

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You have asked that the Financing include: a $150 million revolving facility
(the "Revolver") and a $ 1.150 billion Term Loan B facility (the "Term Loan B"). Based on our understanding of the Transaction as described above and the information which you have provided to us to date, (a) GE Capital is pleased to offer, directly or through an affiliate, its commitment to provide a portion of the Financing in the amount of $100 million of the Revolver and $1.005 billion of the Term Loan B as described herein and (b) UBS is pleased to offer, directly or through an affiliate, its commitment to provide a portion of the Financing in the amount of $50 million of the Revolver and $145 million of the Term Loan B as described herein, in each case, subject to the terms and conditions outlined in the attached Summary of Terms (the "Term Sheet", and together with this cover letter, this "Commitment Letter").

Syndication.

Each of GE Capital and UBS intends and reserves the right, prior to or after the execution of definitive documentation for the Financing (the "Financing Documentation"), to syndicate all or a portion of its commitments under this Commitment Letter or its loans and commitments under the Financing Documentation, as the case may be, to one or more financial institutions that will become parties to such Financing Documentation pursuant to a syndication to be managed by GE Capital Markets, Inc. ("GECM") (GE Capital, UBS and such financial institutions so becoming parties to such Financing Documentation being collectively referred to as the "Lenders"). The syndication of all or a portion of each of GE Capital's and UBS' commitments and/or loans under the Financing is hereinafter referred to as the "Primary Syndication".

GECM will commence the Primary Syndication at a time mutually agreed upon by GECM and Innovations. It is understood and agreed that GECM will, in consultation with Innovations, manage and control all aspects of the Primary Syndication, including selection of the potential other Lenders, determination of when GECM will approach potential other Lenders and the time of acceptance of the other Lenders' commitments, any naming rights, titles or roles to be awarded to the other Lenders, and the final allocations of the commitments among the other Lenders. It is further understood and agreed that (i) no additional agents, co-agents, co-arrangers or co-bookrunners shall be appointed, or other titles, names or roles conferred to any other Lender or any other person or entity, by Innovations or the Borrowers in respect of the Financing, (ii) the amount and distribution of fees among the other Lenders will be at GECM's discretion and (iii) no other Lender will be offered by, or receive from, Innovations or the Borrowers compensation of any kind for its participation in the Financing, except as expressly provided for in this Commitment Letter or the Fee Letter or with the prior written consent of GECM.

In connection with the Primary Syndication, GECM agrees, or shall cause its affiliates, to manage the syndication process such that during the Primary Syndication (i) with respect to every dollar syndicated in respect of the Term Loan B, each such dollar shall reduce each of GE Capital's and UBS' Term Loan B commitments and/or loans on a pro rata basis (determined based on the amount of each such commitment and/or loan of GE Capital and UBS) until such time as GE Capital's Term Loan B commitment and/or loan is reduced to $50 million, and for each dollar syndicated thereafter, to reduce UBS' Term Loan B commitment and/or loan until such time as UBS' Term Loan B commitment and/or loan is reduced to $0, and (ii) with respect to every dollar syndicated of the Revolver commitments, each such dollar shall reduce each of

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GE Capital's and UBS's Revolver commitments on a pro rata basis (determined based on the amount of each such Revolver commitment of GE Capital and UBS).

Innovations agrees to actively assist and cooperate (and to use commercially reasonable efforts to cause, the Target, each of their respective affiliates and all other necessary persons to assist and cooperate) with GE Capital, GECM and UBS in connection with the Primary Syndication. Such assistance shall include, without limitation (a) promptly preparing and providing to GE Capital, GECM and UBS all information with respect to Innovations, the Borrowers, the Target and their respective subsidiaries, the Transaction and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as GE Capital, GECM and UBS may reasonable request in connection with the Primary Syndication, (b) participating in Lender and other relevant meetings (including meetings with rating agencies), (c) providing direct contact during the Primary Syndication between Innovations' senior management, representatives and advisors and those of the Target with potential Lenders, (d) using your commercially reasonable efforts to ensure that GECM's syndication efforts benefit from your and the Target's existing banking relationships, and
(e) assisting GECM in the preparation of confidential information memoranda, presentations and other information materials regarding the Financing to be used in connection with the Primary Syndication and confirming (and causing the Target to confirm), prior to such materials being made available to potential Lenders, that such materials are complete and accurate in all material respects. Innovations also agrees that at its expense, it will work with GE Capital to procure a rating for the Financing from Moody's Investors Service, Inc. and Standard & Poor's Rating Services.

Until the completion of the Primary Syndication (as determined by GECM), Innovations and the Borrowers shall not (and shall cause their affiliates and the Target and its affiliates not to), without the prior written consent of GECM, offer, issue, place, syndicate or arrange any debt securities or debt facilities (including any renewals, restatements, restructurings or refinancing of any existing debt securities or debt facilities), attempt or agree to do any of the foregoing, announce or authorize the announcement of any of the foregoing, or engage in discussion concerning any of the foregoing (other than the Senior Subordinated Debt).

Information.

You hereby represent and covenant (and it is a condition to GE Capital's and UBS' respective commitments hereunder) that: (a) all information other than the Projections (the "Information") that has been or will be made available to GE Capital, UBS and GECM by you or any of your affiliates or representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to us by you or any of your affiliates or representatives have been or will be prepared in good faith based upon reasonable assumptions. You agree that if at any time prior to the closing of the Financing any of the representations in the preceding sentence would be incorrect if the Information or Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information or the Projections, as the case may be, so that such representations will be correct under those circumstances. You understand that in arranging and

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syndicating the Financing we may use and rely on the Information and Projections without independent verification thereof.

Innovations hereby authorizes and agrees, on behalf of itself, the Target, and their respective affiliates, that the Information, the Projections and all other information provided by or on behalf of Innovations and the Borrowers to GE Capital, UBS and GECM regarding the Transaction, Innovations and the Borrowers, the Target and their respective affiliates in connection with the Financing (collectively, the "Evaluation Material") may be disseminated by or on behalf of GE Capital, UBS and GECM, and made available, to potential other Lenders and other persons, who have agreed to be bound by customary confidentiality undertakings (including, "click-through" agreements), all in accordance with GECM's standard loan syndication practices (whether transmitted electronically by means of a website, e-mail or otherwise, or made available orally or in writing, including at potential Lender or other meetings). Innovations hereby further authorizes GECM to download copies of Innovations' and the Borrowers' and the Target's logos from their respective websites and post copies thereof on an Intralinks(R) workspace and use the logos on any confidential information memoranda, presentations and other marketing and materials prepared in connection with the Primary Syndication.

At GECM's request, Innovations agrees to assist (and shall use its commercially reasonable efforts to cause Target to assist) in the preparation of a version of the information memorandum, presentation and other information materials regarding the Financing consisting exclusively of information that is either publicly available or not material with respect to Innovations, the Target, their respective affiliates and any of their respective securities for purposes of United States federal and state securities laws. You also hereby agree that
(i) you will identify (and cause the Target to identify) and clearly and conspicuously mark that portion of the Evaluation Materials (other than Evaluation Materials which have previously been filed with the Securities and Exchange Commission) that do not contain any material non-public information with respect to Innovations and the Borrowers or the Target or their securities for purposes of United States federal and state securities laws as "PUBLIC," which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof and (ii) by marking Evaluation Materials as "PUBLIC" or by publicly filing any Evaluation Materials with the Securities and Exchange Commission, GE Capital, UBS, GECM and the other potential Lenders shall be entitled to treat such Evaluation Materials as not containing any material non-public information with respect to Innovations and the Borrowers or the Target or their securities for purposes of United States federal and state securities laws.

Fee Letter.

As consideration for our commitments hereunder and GECM's agreement to structure, arrange and syndicate the Financing, you agree to pay GE Capital and UBS the fees as set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Financing (the "Fee Letter"). Once paid, such fees shall not be refundable under any circumstances.

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Conditions.

The commitments of GE Capital and UBS hereunder, and the agreement of GECM to provide the services described herein, are subject to the following: (a) the execution and delivery of the Financing Documentation (together with customary closing documentation) acceptable to (i) GE Capital and its counsel and (ii) UBS and its counsel, and the completion of GE Capital's and UBS' legal, tax and environmental due diligence with respect to the Target and its affiliates with results satisfactory to GE Capital, UBS and their respective counsel, (b) GE Capital or UBS not becoming aware after the date hereof of any information not previously disclosed to GE Capital or UBS affecting Innovations, the Borrowers, the Target or the Transaction that in GE Capital's or UBS's respective judgments is inconsistent in a material and adverse manner with any such information disclosed to GE Capital or UBS prior to the date hereof, (c) the absence, during the period from the date hereof to the closing and funding of the Financing, of any disruption of, or adverse change in, loan syndication, financial, banking or capital markets conditions, that has materially impaired or could be expected to materially impair, in either such case in GECM's judgment, the completion of the Primary Syndication, (d) GECM having been afforded a reasonable period of time, following your written authorization for the release of the confidential information memorandum prepared as part of the Evaluation Materials and the obtaining of ratings for the Financing from Moody's Investor Services, Inc. and Standard & Poor's and immediately prior to the date of closing of the Financing to complete the Primary Syndication, (e) your compliance in all material respects with the terms and provisions of this Commitment Letter and the Fee Letter, (f) the initial funding occurring simultaneously with the consummation of the Acquisition, and (g) the other conditions set forth in the Term Sheet and the Fee Letter.

Expenses.

By signing this Commitment Letter, regardless of whether the Financing closes, you agree to pay upon demand to GE Capital, UBS and GECM all fees and expenses (including, but not limited to, all reasonable costs and fees of external legal counsel, environmental consultants, appraisers, auditors and other consultants and advisors, due diligence reports, escrow costs (if applicable), recording and transfer fees and taxes, title charges and survey costs) incurred in connection with this Commitment Letter, the Fee Letter, the Transaction and the Financing (and the negotiation, documentation, closing and syndication thereof).

Due Diligence Assistance.

To assist us in our legal, tax and environmental due diligence referred to above, you hereby agree to provide , or use commercially reasonable efforts to cause the Target to provide, to GE Capital, UBS and GECM all access which GE Capital, UBS and GECM may require or reasonably request to Target's facilities, personnel and accountants, and copies of all documents which GE Capital, UBS and GECM may reasonably request or which you have (or which the Target has) available, including business plans, financial statements (actual and pro forma), and books and records, in each case promptly following each such request. We acknowledge however that neither the foregoing obligations, nor any of your other obligations hereunder, shall obligate Innovations to enter into any nondisclosure or other agreement with Target or any affiliate of Target that includes terms or conditions which Innovations does not at such time consider, in its sole discretion, to be in the best interest of its stockholders.

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Confidentiality.

GE Capital and UBS are delivering this Commitment Letter to you with the understanding that you will not disclose the contents of this Commitment Letter, the Fee Letter, or GE Capital's UBS' or GECM's involvement or interest in providing and arranging the Financing to any third party (including, without limitation, any financial institution or intermediary) without GE Capital's and UBS' prior written consent other than to (a) those individuals who are your directors, officers, employees or advisors in connection with the Transaction; provided, that this Commitment Letter (but not the Fee Letter) may also be disclosed to the Target's directors, officers, employees or advisors and any prospective holders of the Senior Subordinated Debt and their advisors (provided you agree to provide to GE Capital and UBS final executed versions of any proposal letter, commitment letter or similar documentation (but not any fee letter) provided in connection with the Transaction by any such holder to you or any of your affiliates), and (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform GE Capital and UBS promptly thereof). You agree to inform all such persons who receive information concerning GE Capital, UBS, GECM, this Commitment Letter or the Fee Letter that such information is confidential and may not be used for any purpose other than in connection with the Transaction and may not be disclosed to any other person. The foregoing notwithstanding, upon GE Capital's and UBS' prior written approval, you may (i) disclose to anyone, including the general public, the existence of a $1.3 billion commitment letter from GE Capital and UBS to finance a proposed acquisition of Target, without providing any further details regarding the terms of the Commitment Letter, the Fee Letter, or the details thereof and (ii) disclose this Commitment Letter, but not the Fee Letter, pursuant to legally required disclosure in connection with the Acquisition. Each of GE Capital and UBS reserves the right to review and approve, in advance, all materials, press releases, advertisements and disclosures that you prepare or that is prepared on your behalf that contain GE Capital's or UBS' or any their respective affiliate's name or describe GE Capital's or UBS' financing commitment or GECM's role and activities with respect to the Financing; provided, that GE Capital and UBS shall not prohibit any such disclosure that is, in your reasonable discretion, required by law; provided, further, that GE Capital and UBS shall each have the right to approve (which approval shall not be unreasonably withheld or delayed) the content of any such disclosure related to the Acquisition.

Indemnity.

Regardless of whether the Financing closes, you agree to (a) indemnify, defend and hold each of GE Capital, UBS, GECM, each Lender, and their respective affiliates and the principals, directors, officers, employees, representatives, agents and third party advisors of each of them (each, an "Indemnified Person"), harmless from and against all losses, disputes, claims, expenses (including, but not limited to, attorneys' fees), damages, and liabilities of any kind (including, without limitation, any environmental liabilities) which may be incurred by, or asserted against, any such Indemnified Person in connection with, arising out of, or relating to, this Commitment Letter, the Fee Letter, the Financing, the use or the proposed use of the proceeds thereof, the Transaction, any other transaction contemplated by this Commitment Letter, any other transaction related thereto and any claim, litigation, investigation or proceeding relating to any of the foregoing (each, a "Claim", and collectively, the "Claims"), regardless of whether such Indemnified Person is a party thereto, and (b) reimburse each Indemnified Person upon demand

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for all legal and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (each, an "Expense"); provided that no Indemnified Person shall be entitled to indemnity hereunder in respect of any Claim or Expense to the extent that the same is found by a final, nonappealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnified Person. Under no circumstances shall GE Capital, UBS, GECM or any of their respective affiliates be liable for any punitive, exemplary, consequential or indirect damages that may be alleged to result in connection with, arising out of, or relating to, any Claims, this Commitment Letter, the Fee Letter, the Financing, the use or the proposed use of the proceeds thereof, the Transaction, any other transaction contemplated by this Commitment Letter and any other transaction related thereto. Furthermore, none of GE Capital, UBS, GECM or any of their respective affiliates shall have any liability for any damages arising from the use of information or other materials obtained through electronic, telecommunications or other information transmission systems, other than as may result from the gross negligence or willful misconduct of GE Capital, UBS, GECM or any of their respective affiliates as determined by a final, non-appealable judgment of a court of competent jurisdiction.

Sharing Information; Absence of Fiduciary Relationship.

You acknowledge that GE Capital, UBS, GECM and their affiliates may be providing debt financing, equity capital or other services to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. None of GE Capital, UBS, GECM or any of their respective affiliates will furnish confidential information obtained from you, the Target, and your and their respective officers, directors, employees, attorneys, accountants or other advisors by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you to other companies. You also acknowledge that none of GE Capital, UBS, GECM or any of their respective affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or furnish to you, the Target and your and their respective officers, directors, employees, attorneys, accountants or other advisors, confidential information obtained by GE Capital, UBS, GECM or any of their respective affiliates from other companies. Notwithstanding anything to the contrary contained herein, GE Capital acknowledges that its affiliate, GE Healthcare Financial Services, Inc. ("GEHFS"), and UBS acknowledges that any of its affiliates operating in the healthcare market, will not act on behalf of a company other than Innovations or its affiliates in connection with the Acquisition in any manner which conflicts with the interests of Innovations and its affiliates; provided, that (i) the foregoing shall in no way limit the activities of GE Capital or any of its affiliates (other than GEHFS) or UBS or any of its affiliates (other than such affiliates in the healthcare market) and (ii) the restrictions on GEHFS' and such UBS healthcare affiliates' activities set forth in this sentence shall have no further force or effect upon expiration or termination of the commitment provided for herein.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you, GE Capital, UBS or GECM has been or will be created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether GE Capital, UBS, GECM and/or their respective affiliates have advised or are advising you on other matters and (b) you will not bring or otherwise assert any claim against GE Capital, UBS or GECM for

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breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of GE Capital, UBS or GECM shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

Assignments and Amendments.

This Commitment Letter shall not be assignable by you without the prior written consent of GE Capital and UBS (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons. Each of GE Capital and UBS may transfer and assign its commitment hereunder, in whole or in part, to any of its affiliates or to any other prospective Lender in connection with the Primary Syndication or otherwise. Upon such assignment, GE Capital or UBS shall be released from the portion of its commitment hereunder that has, as the case may be, been so transferred and assigned.

This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, GE Capital and UBS. GE Capital, UBS and GECM may perform the duties and activities described hereunder through any of their respective affiliates and the provisions of the paragraph entitled "Indemnity" shall apply with equal force and effect to any of such affiliates so performing any such duties or activities.

Counterparts and Governing Law.

This Commitment Letter may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Commitment Letter, including, without limitation, its validity, interpretation, construction, performance and enforcement.

Venue and Submission to Jurisdiction.

You consent and agree that the state or federal courts located in New York County, State of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto pertaining to this Commitment Letter, any transaction relating hereto, any other financing related thereto, and any investigation, litigation, or proceeding in connection with, related to or arising out of any such matters, provided, that you acknowledge that any appeals from those courts may have to be heard by a court located outside of such jurisdiction. You expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which either of them may have based upon lack of personal jurisdiction, improper venue or inconvenient forum.

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Waiver of Jury Trial.

THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS COMMITMENT LETTER, THE FEE LETTER, THE FINANCING AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

Survival.

The provisions of this letter set forth under this heading and the headings "Syndication", "Information", "Expenses", "Confidentiality", "Indemnity", "Assignments and Amendments", "Counterparts and Governing Law", "Venue and Submission to Jurisdiction" and "Waiver of Jury Trial" shall survive the termination or expiration of this Commitment Letter and shall remain in full force and effect regardless of whether the Financing closes or Financing Documentation shall be executed and delivered; provided that in the event the Financing closes or the Financing Documentation shall be executed and delivered, the provisions under the heading "Syndication" shall survive only until the completion of the Primary Syndication (as determined by GECM).

Integration.

This Commitment Letter and the Fee Letter supersede in their entirety any and all discussions, negotiations, understandings or agreements (including, without limitation, that certain Commitment Letter dated March 7, 2007 issued by GE Capital to Innovations and that certain Fee Letter dated March 7, 2007 between GE Capital and Innovations), written or oral, express or implied, between or among the parties hereto (either individually or collectively) and any other person as to the subject matter hereof.

Patriot Act.

GE Capital and UBS hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (as amended, the "PATRIOT Act"), each Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address, tax identification number and other information regarding the Borrowers that will allow such Lender to identify the Borrowers in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each Lender.

Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to each of GE Capital and UBS such signature pages to this Commitment Letter and the Fee Letter by 5:00 p.m., New York time on April 5, 2007. Unless extended in writing by GE Capital and UBS (which extension may be granted or withheld by GE Capital and UBS in their sole discretion), the commitments contained herein shall expire on the first to occur of (a) the date and time referred to in the previous sentence unless you shall have executed and delivered a copy of this Commitment Letter and the Fee Letter as provided above together with the payment of all fees required to be paid under the

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Fee Letter upon the acceptance of the Commitment Letter, (b) the termination of the Acquisition Agreement, and (c) at 5:00 p.m. New York time on June 15, 2007, unless the transactions contemplated and described by this Commitment Letter are consummated on or before that date on the terms, and subject to the conditions, contained herein.

                  [Remainder of Page Intentionally Left Blank]

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                                          Sincerely,

                                          GENERAL ELECTRIC CAPITAL CORPORATION

                                          By:   /s/ Andrew Moore
                                                ------------------------------
                                          Name: Andrew Moore
                                          Its: Duly Authorized Signatory

                                          UBS LOAN FINANCE LLC

                                          By:    /s/ James Boland
                                                ------------------------------
                                          Name:  James Boland
                                          Its:   Managing Director

                                          BY:  /s/ Eric Bootsma
                                               -------------------------------
                                          Name:         Eric Bootsma
                                          Its:          Director & Counsel
                                                        Region Americas Legal

AGREED AND ACCEPTED AS OF
THE DATE FIRST WRITTEN ABOVE

INVERNESS MEDICAL
INNOVATIONS, INC.

By:  [ILLEGIBLE]
---------------------------
Name:
Its:

                       [Commitment Letter Signature Page]

                                SUMMARY OF TERMS

                   $1.3 BILLION SENIOR SECURED CREDIT FACILITY
                                       FOR
                       INVERNESS MEDICAL INNOVATIONS, INC.
                                 APRIL 4, 2007(1)

ADMINISTRATIVE AGENT:                    General Electric Capital Corporation
                                         ("GE Capital" or "Agent").

JOINT LEAD ARRANGERS:                    GE Capital Markets, Inc. and UBS
                                         Securities LLC

SOLE BOOKRUNNER:                         GE Capital Markets, Inc.

LENDERS:                                 GE Capital, UBS and other lenders
                                         acceptable to Agent.

BORROWERS:                               Certain subsidiaries of Inverness
                                         Medical Innovations, Inc.
                                         ("Innovations") to be determined
                                         (collectively, the "Borrowers"). The
                                         Borrowers and the Guarantors (as
                                         defined below) are collectively
                                         referred to herein as the "Credit
                                         Parties".

GUARANTORS:                              Innovations and all of the U.S.
                                         subsidiaries of Innovations after
                                         giving effect to the Acquisition other
                                         than SelfCare-PBM, LLC and Inverness
                                         Medical Investments, LLC (collectively,
                                         the "Guarantors").


SUMMARY OF PROPOSED TERMS FOR REVOLVER

MAXIMUM AMOUNT:                          $ 150 million (including a Letter of
                                         Credit Subfacility of up to an amount
                                         to be determined). Letters of Credit
                                         will be issued either by a bank and/or
                                         by GE Capital and/or one of its
                                         affiliates on terms acceptable to
                                         Agent, and will be guaranteed or
                                         otherwise backed by the Revolver
                                         lenders. The Revolver commitment will
                                         also include a swing line subfacility
                                         of up to an amount to be determined.

-----------
(1) Defined terms not otherwise defined herein shall have the meaning ascribed to such terms in the letter to which this Summary of Terms is attached.

TERM:                                    Commencing on the date the Financing
                                         is consummated (the "Closing Date")
                                         which shall be the date the Acquisition
                                         is consummated and ending on the sixth
                                         anniversary thereof.

SUMMARY OF PROPOSED TERMS
FOR TERM LOAN B

AMOUNT: (a) $ 1.150 billion to be advanced on the Closing Date or (b) if the contemplated joint venture transaction with Procter & Gamble (the "JV") has been consummated prior to the Closing Date, $850 million to be advanced on the Closing Date (it being understood that under this clause (b) GE Capital's Term Loan B commitment and/or loan shall be reduced to $750 million and UBS' Term Loan B commitment and/or loan shall be reduced to $ 100 million).

TERM: Commencing on the Closing Date and ending on the seventh anniversary thereof (the "Term Loan B Termination Date").

AMORTIZATION:                            Amortization payable in quarterly
                                         installments equal to 0.25% of the
                                         original principal amount of the Term
                                         Loan B funded on the Closing Date, with
                                         the remaining outstanding principal and
                                         accrued interest thereon due and
                                         payable on the maturity date of the
                                         Term Loan B.

TERMS OF GENERAL APPLICABILITY

USE OF PROCEEDS:                         The Revolver and the Term Loan B
                                         (collectively, the "Facilities") made
                                         on the Closing Date will be used to
                                         partially finance the Acquisition, to
                                         refinance existing Indebtedness of
                                         Innovations and its subsidiaries and to
                                         fund certain fees and expenses
                                         associated with the Transaction and the
                                         Financing. Loans made after the Closing
                                         Date will be used for Borrowers'
                                         working capital purposes, capital
                                         expenditures, permitted acquisitions
                                         and other general corporate purposes as
                                         provided for in the Financing
                                         Documentation.

MATURITY:                                Notwithstanding anything to the
                                         contrary contained herein, at any point
                                         prior to the Term Loan B Termination
                                         Date the Facilities shall mature and
                                         all
                                         obligations thereunder shall be
                                         immediately due and payable in full
                                         upon the earlier of (a) the date the
                                         put option contemplated by certain
                                         share purchase arrangements (the "Share
                                         Purchase Arrangements") to be entered
                                         into among Innovations and Procter &
                                         Gamble in connection with the JV (the
                                         "Put Option") is consummated if an
                                         Event of Default exists immediately
                                         after giving effect thereto or if the
                                         Borrowers' would not be in compliance
                                         with the financial covenants after
                                         giving effect thereto (determined for
                                         this purpose on a pro forma basis as if
                                         the Put Option was consummated on the
                                         valuation date of the Put Option in
                                         accordance with the terms of the Share
                                         Purchase Arrangements) or (b) the date
                                         that is 6 months prior to the scheduled
                                         maturity of the Senior Subordinated
                                         Debt.

BORROWER                                 Innovations.
REPRESENTATIVE:

INTEREST:

Rates: On the Closing Date and for thirty (30) days thereafter, all Loans will bear interest at a floating rate equal to the Index Rate plus the Applicable Margin(s). Thereafter, at Borrower Representative's option, all Loans will bear interest at either (a) a floating rate equal to the Index Rate plus the Applicable Margin(s) or (b) absent a default, a fixed rate for periods of one, two or three months equal to the reserve adjusted London Interbank Offered Rate ("LIBOR Rate") plus the Applicable Margin(s).

      Payment Dates:                     Interest will be payable monthly in
                                         arrears for Index Rate loans and at the
                                         expiration of each LIBOR period for
                                         LIBOR loans.

      Other Terms:                       All interest will be calculated based
                                         on a 360 day year and actual days
                                         elapsed; provided, that interest on
                                         Index Rate loans will be calculated
                                         based on a 365/366 day year and actual
                                         days elapsed. The Financing
                                         Documentation will contain (a) LIBOR
                                         breakage provisions and LIBOR borrowing
                                         mechanics, (b) LIBOR Rate definitions,
                                         and (c) the Index Rate definition will
                                         equal the higher of the prime rate as
                                         reported by The Wall Street Journal or
                                         the overnight Federal funds rate plus
                                         50 basis points.

INTEREST RATE                            Within a time period to be agreed
PROTECTION:                              following the Closing Date, at least
                                         35% of the aggregate principal amount
                                         of the total consolidated indebtedness
                                         of Innovations and its subsidiaries
                                         shall be (a) covered by interest rate
                                         protection agreements and/or (b)
                                         subject to fixed rate terms, in each
                                         case, on terms (including with respect
                                         to tenor) and with counterparties, if
                                         applicable, reasonably satisfactory to
                                         Agent. Any such interest rate
                                         protection agreements may be obtained,
                                         if requested, through GE Capital.

APPLICABLE MARGINS:                      The following Applicable Margins
                                         (consisting of per annum rate margins)
                                         shall apply for the loans prior to the
                                         consummation of the JV, as applicable:


Applicable Revolver Index Margin                1.50%
Applicable Revolver LIBOR Margin                2.50%
Applicable Term Loan B Index Margin             1.50%
Applicable Term Loan B LIBOR Margin             2.50%
Applicable L/C Margin                           2.50%
Applicable Unused Facility Fee Margin           0.50%

The following Applicable Margins (consisting of per annum rate margins) shall apply for the loans after the consummation of the JV, as applicable:

Applicable Revolver Index Margin                1.25%
Applicable Revolver LIBOR Margin                2.25%
Applicable Term Loan B Index Margin             1.25%
Applicable Term Loan B LIBOR Margin             2.25%
Applicable L/C Margin                           2.25%
Applicable Unused Facility Fee Margin           0.50%

FEES: In addition to the fees payable to GE Capital and UBS as specified in the Fee Letter, the following fees will be payable to Agent under the Financing
                                         Documentation:

      Letter of Credit Fee:              Equal to the Applicable L/C Margin
                                         per annum (calculated on the basis of a
                                         360-day year and actual days elapsed)
                                         on the face amount of the letters of
                                         credit under the Revolver, payable
                                         monthly in arrears, plus any costs and
                                         expenses incurred by Agent in arranging
                                         for the issuance or guaranty of Letters
                                         of Credit and any charges assessed by
                                         the issuing financial institution.

      Unused Facility Fee:               Equal to the Applicable Unused Facility
                                         Fee Margin per annum (calculated on the
                                         basis of a 360-day year and actual days
                                         elapsed) on the average unused daily
                                         balance of each of the Revolver,
                                         payable monthly in arrears.

DEFAULT RATES:                           From and after the occurrence of a
                                         default, the interest rates applicable
                                         to all Loans and the Letter of Credit
                                         Fee will be increased by 2% per annum
                                         over the interest rate or Letter of
                                         Credit Fee otherwise applicable and
                                         such interest and fees will be payable
                                         on demand.

SECURITY:                                All obligations of Borrowers under the
                                         Facilities and under any interest rate
                                         protection or other hedging
                                         arrangements entered into with or
                                         supported by a Lender (or any affiliate
                                         of any Lender) and of the Guarantors
                                         under the guarantees will be secured by
                                         a first priority perfected security
                                         interests in all existing and
                                         after-acquired real and personal
                                         property of Borrowers and each
                                         Guarantor (including the Target),
                                         including, without limitation, 100%
                                         (or, in the case of Excluded Foreign
                                         Subsidiaries, 66%) of the outstanding
                                         equity interests (the "Pledged Stock")
                                         in their subsidiaries that are not
                                         Excluded Foreign Subsidiaries (the
                                         "Collateral").

                                         The Collateral will be free and clear
                                         of other liens, claims, and
                                         encumbrances, except permitted liens
                                         and encumbrances acceptable to Agent
                                         (to be set forth in the Financing
                                         Documentation).

                                         "Excluded Foreign Subsidiary" means any
                                         non-U.S. subsidiary of Innovations (a)
                                         for which the failure to include such
                                         subsidiary as an "Excluded Foreign
                                         Subsidiary" hereunder would result in
                                         materially adverse tax consequences to
                                         Borrowers, the Guarantors and their
                                         subsidiaries (including such
                                         subsidiary), taken as a whole and (b)
                                         that has not guarantied or pledged any
                                         of its assets or suffered a pledge of
                                         all of its stock, with substantially
                                         similar tax consequences, to secure,
                                         directly or indirectly, any
                                         indebtedness (other than under the
                                         Financing) of Borrowers or any
                                         Guarantor (excluding such subsidiary).

                                         Agent is authorized to pre-file
                                         financing statements and other
                                         evidences of liens with respect to all
                                         of the Collateral, including
                                         "all-assets" filings, if applicable,
                                         naming Agent as secured party.

MANDATORY PREPAYMENTS:                   Borrowers shall make prepayments
                                         against principal in the following
                                         amounts: (a) subject to threshold
                                         amounts and reinvestment provisions to
                                         be agreed upon, all net proceeds of any
                                         sale or other disposition of any of
                                         assets of Innovations, Borrowers or any
                                         of their respective subsidiaries (other
                                         than the sale of inventory in the
                                         ordinary course), (b) subject to
                                         exceptions for repairs and
                                         replacements, all net insurance
                                         proceeds or other awards payable in
                                         connection with the loss, destruction
                                         or condemnation of any assets of
                                         Innovations, Borrowers or any of their
                                         respective subsidiaries, (c) subject to
                                         exceptions to be agreed upon, 100% of
                                         the net cash proceeds from the sale or
                                         issuance of debt securities, and (d)
                                         annually, 50% of consolidated Excess
                                         Cash Flow. The definition of Excess
                                         Cash Flow will be mutually agreed upon
                                         in the definitive Financing documents.
                                         Notwithstanding anything to the
                                         contrary contained herein, mandatory
                                         prepayments required due to sales of
                                         assets in connection with the JV shall
                                         equal an amount such that after giving
                                         effect to such prepayment, pro-forma
                                         consolidated total leverage of
                                         Innovations and its subsidiaries does
                                         not exceed 7.1 to 1.00.

                                         Mandatory prepayments will be applied
                                         to the outstanding Loans: first,
                                         ratably to the scheduled installments
                                         of Term Loan B, next to the swing line
                                         loans, if any, and then to the
                                         outstanding principal balance of the
                                         Revolver, which shall not effect a
                                         permanent reduction to the Revolver,
                                         and then to cash collateralize Letters
                                         of Credit.

VOLUNTARY PREPAYMENTS:                   Borrowers may voluntarily prepay all
                                         or any portion of the Term Loan B, in
                                         minimum amounts of $5 million at any
                                         time, upon at least 5 days' prior
                                         written notice. All voluntary
                                         prepayments will be accompanied by
                                         LIBOR breakage costs, if any.

FINANCIAL REPORTING:                     The Financing Documentation will
                                         require the Borrowers, on a quarterly
                                         basis, to provide to Agent and Lenders
                                         internally prepared financial
                                         statements. Annually, Borrowers will be
                                         required to provide audited financial
                                         statements, a board approved operating
                                         plan for the subsequent year, and a
                                         communications letter from Innovations'
                                         and Borrowers' auditors. Borrowers will
                                         provide, on an as requested basis,
                                         other information reasonably requested
                                         by Agent (or UBS through Agent). All
                                         financial statements shall be prepared
                                         on a consolidated and consolidating
                                         basis in a manner consistent with the
                                         information provided pursuant to the
                                         Borrowers' existing senior credit
                                         facility but with any changes thereto
                                         required by Agent or UBS as a result of
                                         the Acquisition. In addition, Borrowers
                                         will provide to Agent and Lenders
                                         information related to any capital call
                                         requirements or other obligations to be
                                         incurred by Innovations or any of its
                                         affiliates in connection with the JV.

DOCUMENTATION:                           The Financing Documentation will
                                         contain representations and warranties;
                                         conditions precedent; affirmative,
                                         negative and financial covenants
                                         (including, without limitation, minimum
                                         interest coverage and maximum total
                                         leverage); indemnities; events of
                                         default and remedies as required by
                                         Agent or UBS. Relevant documents, such
                                         as Transaction documents, subordination
                                         and intercreditor agreements, equity or
                                         stockholder agreements, incentive and
                                         employment agreements, tax agreements,
                                         other material agreements, and
                                         customary closing documentation
                                         (including without limitation
                                         satisfactory evidence of solvency) to
                                         be acceptable to Agent and UBS.

ASSIGNMENTS AND PARTICIPATIONS:          Lenders will be permitted to make
                                         assignments in minimum amounts that are
                                         integral multiples of $1 million
                                         (unless such assignment is of a
                                         Lender's entire interest in the
                                         Revolver or Term Loan B, as applicable)
                                         to other financial institutions
                                         acceptable to Agent and, so long as no
                                         event of default has occurred and is
                                         continuing, Borrower Representative,
                                         which acceptances shall not be
                                         unreasonably withheld or delayed;
                                         provided, however, that neither the
                                         approval of Borrower Representative or
                                         Agent shall be required in connection
                                         with assignments to other Lenders (or
                                         to affiliates or approved funds of
                                         Lenders).

OTHER TERMS:                             Without limiting any other provision
                                         hereof, the Financing Documentation
                                         will require, among other things,
                                         compliance with covenants pertaining to
                                         the following terms and conditions (all
                                         in form and substance satisfactory to
                                         Agent and UBS).

                                       -    Limitations on commercial
                                            transactions, management agreements,
                                            service agreements, and borrowing
                                            transactions between any Borrower
                                            and its officers, directors,
                                            employees and affiliates and,
                                            subject to exceptions to be agreed
                                            upon, intercompany loans among
                                            Borrowers.

                                       -    Limitations on, or prohibitions
                                            of, cash dividends, other
                                            distributions to equity holders,
                                            payments in respect of subordinated
                                            debt, payment of management fees to
                                            affiliates and redemption of common
                                            or preferred stock.

                                       -    Subject to exceptions to be agreed
                                            upon, prohibitions of mergers,
                                            acquisitions, sale of any Borrower,
                                            its stock or a material portion of
                                            its or any of its affiliates assets.

                                       -    Prohibitions of a direct or indirect
                                            change in control of Innovations and
                                            Borrowers.

                                       -    Limitations on capital expenditures.

OTHER CONDITIONS:                      GE Capital's and UBS' commitments with
                                       respect to the Financing are conditioned upon, among other things, the satisfaction of the conditions set forth on Schedule I hereto as of the Closing
                                       Date (all in form and substance
                                       satisfactory to Agent).

GOVERNING LAW:                         New York.

COUNSEL TO AGENT:                      Paul, Hastings, Janofsky & Walker LLP.

                                   SCHEDULE I
                                       TO
                            SUMMARY OF PROPOSED TERMS
                              CONDITIONS TO CLOSING

      The availability of each of the Facilities, in addition to the conditions set forth in the Commitment Letter shall be subject to the satisfaction of the following conditions:

1. Subordinated Debt Structure. Agent and UBS shall have received evidence that Innovations has received the gross cash proceeds of its offerings or incurrences, as applicable, of the Senior Subordinated Debt. The terms and conditions of and documentation for such debt shall be satisfactory to Agent and UBS, including, as applicable, the amount of such proceeds, the extent of subordination, absence of security, amortization, limitations on remedies and acceleration, covenants, events of default, interest rate and other intercreditor arrangements and that all liens granted to Agent and Lenders to secure the obligations under the Facilities must constitute permitted senior indebtedness and senior liens, as applicable, under the terms of the Senior Subordinated Debt. In addition, it is understood and agreed that the proceeds of the Senior Subordinated Debt shall be used to partially finance the Acquisition prior to the Term Loan B being used for such purpose.

2. Receipt of Pro Forma Financial Statements and Business Plan; Maximum Senior and Total Leverage. Agent and the Lenders shall have received and be satisfied with (a) a pro forma estimated balance sheet and statement of operations of Innovations and its subsidiaries at the Closing Date after giving effect to the Transaction and the transactions contemplated thereby, and (b) Innovations' business plan which shall include a financial forecast on a quarterly basis for the first twelve months after the Closing Date and on an annual basis thereafter through 2013 prepared by Innovations' management. The pro forma financial statements and business plan shall be based upon assumptions which have been fully disclosed, and acceptable, to Agent and Lenders. Without limiting the foregoing, the pro forma financial information and the business plan shall include calculations of consolidated EBITDA, consolidated senior debt leverage ratios and consolidated total debt leverage ratios. The consolidated senior debt leverage ratio and the consolidated total leverage ratio of Innovations on the Closing Date after giving effect to the initial borrowing under the Facilities and the other transactions described herein shall, in each case, be satisfactory to Agent and UBS.

3. Releases. General and collateral releases from prior lenders, customary corporate and estoppel certificates, landlord/mortgagee/bailee waivers and consignment or similar filings.

4. Compliance with Laws. Compliance with applicable laws, decrees, and material agreements or obtaining of applicable consents and waivers.

5. Acquisition. The structure, conditions and terms of the Acquisition, and all documentation relating to the Acquisition, shall be in form and substance satisfactory to Agent and the Lenders. All conditions precedent to the Acquisition shall have been met

      (or waived with the consent of the Agent and UBS) and the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement (without waiver or amendment thereof unless consented to by Agent and UBS), all requirements of law (including, without limitation, approval of the board of directors of any party reasonably requested by Agent or UBS) and in a manner satisfactory to Agent and UBS.

6. Opinions. Satisfactory opinions of counsel from Borrowers' counsel (including local counsel as requested) reasonably acceptable to Agent.

7. Consents. Receipt of all necessary or appropriate third party and governmental waivers and consents.

8. No Material Adverse Effect. As of the Closing Date, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect. "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of Innovations and its subsidiaries or the Target and its subsidiaries, taken as a whole, (b) the ability of Innovations, Borrowers or any Guarantor to perform its obligations under any Financing Documentation and (c) the validity or enforceability of any Financing Documentation or the rights and remedies of Agent, the Lenders and the other secured parties under any Financing Documentation.

                                     - 2 -